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                                                                   EXHIBIT 10.4


                             THIRD AMENDMENT TO THE
                           PROVINCE HEALTHCARE COMPANY
                      1997 LONG-TERM EQUITY INCENTIVE PLAN

         THIS AMENDMENT (the "Amendment") to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan (the "Plan") is made by Province Healthcare Company (the "Company"), to be effective on March 14, 2000.

                                    RECITALS:

         WHEREAS, the Company originally established the Plan effective March 3, 1997, amended the Plan, effective March 24, 1998, to establish the number of shares of common stock that are available to be awarded under the Plan as affected by the reorganization of the Company and amended the Plan, effective March 31, 1999 to increase the number of shares available under the Plan;

         WHEREAS, the Company has granted options hereunder to certain individuals to purchase shares of common stock and, having expanded its business operations substantially, deems it necessary, appropriate and desirable to increase the number of shares of common stock available under the Plan by 1,000,000 shares to enable the Company to continue to provide meaningful performance incentives to its employees; and

         WHEREAS, the Company intends to seek shareholder approval of this amendment to the Plan at the next annual meeting of shareholders;

         NOW, THEREFORE, pursuant to action of the board of directors of the Company taken on March 14, 2000, the Plan is amended as follows:

1. The first paragraph of Section 4 of the Plan is restated as follows:

                  An aggregate of 3,609,016 shares of common stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan. In any one calendar year, the Committee shall not grant to any one participant, options to purchase a number of shares of common stock in excess of 114,754. The number of shares of common stock referenced in this paragraph are subject to adjustment as provided in Section 15.


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         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to the Plan pursuant to authorization from the Company on this 25th day of May, 2000, but to be effective as provided herein.


                                           PROVINCE HEALTHCARE COMPANY


                                           By:  /s/ Martin S. Rash
                                                --------------------------------

                                           Its: President and CEO
                                                --------------------------------